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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            EXCEL REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       MARYLAND                                      33-0160389
(State of Incorporation)                         (I.R.S. Employer
                                                Identification No.)

16955 VIA DEL CAMPO, SUITE 100                          92127
   SAN DIEGO, CALIFORNIA                              (Zip Code)
   (Address of Principal
    Executive Offices)


        If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please
check the following box.   / /

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A(c)(2) please check the following box.   / /

        Securities to be registered pursuant to Section 12(b) of the Act:


            Title of Each Class                  Name of Each Exchange on Which
            to be so Registered                  Each Class is to be Registered
            -------------------                  ------------------------------

    Depositary Shares, each representing             New York Stock Exchange
     one-tenth (1/10) of a share of the
   Registrant's 8 5/8% Series B Cumulative
         Redeemable Preferred Stock,
          par value $0.01 per share
       (Liquidation Preference $25.00
            per Depositary Share)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

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Item 1.  Description of Registrant's Securities to be Registered.
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        The information set forth under the caption "Description of Series B
Preferred Stock and Depositary Shares" in the Registrant's Prospectus Supplement dated January 8, 1998, and under the captions "Description of Preferred Stock" and "Description of Depositary Shares" in the Registrant's Prospectus dated January 8, 1998, filed simultaneously with the Commission on January 9, 1998 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-24615) covering the offer and sale of shares of the class of the securities being registered hereby, is incorporated herein by reference.

Item 2.  Exhibits.
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        3.01     Amended and Restated Articles of Incorporation. (1)

        3.02     Amended and Restated Bylaws. (1)

        4.01     Articles Supplementary. (2)

        4.02 Deposit Agreement between Excel Realty Trust, Inc. and BankBoston, N.A., as Depositary, and all holders from time to time of Depositary Receipts. (2)

        4.03     Form of Depositary Receipt. (2)

        (1) Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-3 (File No. 33-59195) filed with the Commission on May 9, 1995, as amended by Amendment No. 1 filed with the Commission on May 25, 1995, Amendment No. 2 filed with the Commission on June 1, 1995, and Amendment No. 3 filed with the Commission on June 12, 1995.

        (2) Previously filed with the Commission and incorporated herein by reference from the Company's Current Report on Form 8-K filed with the Commission on January 14, 1998.





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                                   SIGNATURE
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 6, 1998



                                        EXCEL REALTY TRUST, INC.




                                        By: /s/ RICHARD B. MUIR
                                           ---------------------------
                                              Richard B. Muir
                                              Executive Vice President
                                              and Secretary




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